AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON August 7, 2009
REGISTRATION NO. 333-[           ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_________________

FUNDTECH LTD.
(Exact name of registrant as specified in its charter)
_________________

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
_________________

12 HA’HILAZON STREET, 5TH  FLOOR, RAMAT GAN
(Address of Principal Executive Offices) (Zip Code)

FUNDTECH LTD. 2005 INTERNATIONAL SHARE OPTION AND RESTRICTED SHARE PLAN

FUNDTECH LTD. 2005 ISRAELI SHARE OPTION AND RESTRICTED SHARE PLAN
(Full title of the plan)

Fundtech Corporation
30 Montgomery Street
Jersey City, NJ  07302
(Name and address of agent for service)

(201) 946-1100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐		Accelerated filer ☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company ☐
_________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value NIS 0.01 per share	1,000,000	$ 10.15	$ 10,150,000	$ 566.37

(*)
Estimated in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the filing fee on the basis of $10.15 per share, which represents the average of the high and low prices of the Ordinary Shares as reported on the NASDAQ Global Market on August 5, 2009, which is within five (5) business days prior to the date of this Registration Statement.

EXPLANATORY NOTE

This Registration Statement relates to an increase of an additional 1,000,000 ordinary shares, par value NIS 0.01 per share, of Fundtech Ltd. that are being issued and sold or may be issued and sold by the Company to participants in the Fundtech Ltd. 2005 International Share Option and Restricted Share Plan and Fundtech Ltd. 2005 Israeli Share Option and Restricted Share Plan (the "Plan").

The Plan currently provides for the grant of options to purchase, as well as restricted share grants of, an aggregate of 4,892,815 ordinary shares, of which 1,000,000 are hereby registered hereunder and 3,892,815 were registered under the Forms S-8 filed by the Company on February 25, 2000 (file No. 333-31130), July 8, 2004 (file No. 333-117241), July 29, 2005 (file No. 333-127027) and September 25, 2008 (file No. 333-153668). The contents of all such prior Registration Statements are incorporated by reference into this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.     Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description
________	_________

5.1	Opinion of Joseph J. Aulenti, counsel to the registrant, as to the legality of the securities being offered under this Registration Statement.

23.1	Consent of Brightman Almagor & Co.

23.2	Consent of Joseph J. Aulenti (contained in Exhibit 5.1 herein).

24.1	Powers of Attorney (contained in the signature page herein).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on August 10, 2009.

FUNDTECH LTD.

By:	/s/ Yoram Bibring
Yoram Bibring
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Yoram Bibring and Joseph Aulenti, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any and all future amendments (including post-effective amendments) to the Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Avi Fisher	Chairman of the Board of Directors
Avi Fisher		August 10, 2009

/s/ Gideon Argov	Vice Chairman of the Board of Directors
Gideon Argov		August 10, 2009

/s/ Reuven Ben Menachem	Director and Chief Executive Officer
Reuven Ben Menachem	(principal executive officer)	August 10, 2009

/s/ Yoram Bibring	Chief Financial Officer
Yoram Bibring	(principal financial officer and principal accounting officer)	August 10, 2009

/s/ Yaffa Krindel	Director
Yaffa Krindel		August 10, 2009

/s/ Robert Cobuzzi	Director
Robert Cobuzzi		August 10, 2009

/s/ Stanley Stern	Director
Stanley Stern		August 10, 2009

/s/ Gil Weiser	Director
Gil Weiser		August 10, 2009

/s/ Gerald Dogon	Director
Gerald Dogon		August 10, 2009

/s/ Peter Radcliff	Director	August 10, 2009
Peter Radcliff

Authorized Representative in the
United States:

Fundtech Corporation

By:	/s/ Yoram Bibring
Yoram Bibring
Chief Financial Officer

EXHIBIT INDEX

5.1	Opinion of Joseph J. Aulenti, counsel to the registrant, as to the legality of the securities being offered under this Registration Statement.

23.1	Consent of Brightman Almagor & Co.

23.2	Consent of Joseph J. Aulenti (contained in Exhibit 5.1 herein).

24.1	Powers of Attorney (contained in the signature page herein).